CERTIFICATE OF AMENDMENT OF THE RESTATED CHARTER OF
           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                  Under Section 1206 of the Insurance Law and
     Section 805 of the Business Corporation Law of the State of New York


     We, the undersigned, Joseph J. Melone, President and Chief Executive Officer and Molly K. Heines, Vice President and Secretary, hereby certify:

     (1). The name of the corporation is The Equitable Life Assurance Society of the United States (the "Corporation").

     (2). The Corporation's Charter was filed in the office of the Insurance Department of the State of New York on May 10, 1859.

     (3). The Charter of the Corporation, as amended and restated by the Restated Charter effective July 22, 1993, is hereby further amended to increase the capital of the Corporation from $2,000,000 to $2,500,000 by increasing the par value of a share of the Common Shares of the Corporation from $1.00 to $1.25. Article VIII of the Charter which contains the statement with respect to the capital of the Corporation, is hereby amended in its entirety to read as follows:

     ARTICLE VIII

               The amount of the capital of the corporation shall be $2,500,000, and shall consist of 2,000,000 Common Shares, par value $1.25 per share.

     (4) The aforesaid amendment of the Charter of the Corporation was duly approved by a majority vote of the Board of Directors of the Corporation at a meeting duly called and held on November 18, 1993 and was duly consented to in writing by the holder of all of the outstanding shares of the Corporation on the same date.

     IN WITNESS WHEREOF, the undersigned have signed this certificate the 18th day of November 1993, and affirm that the statements made herein are true under the penalties of perjury.


                                    /s/ Joseph J. Melone
                                    ------------------------------------
                                    Joseph J. Melone
                                    President & Chief Executive Officer

                                    /s/ Molly K. Heines
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                                    Molly K. Heines
                                    Vice President & Secretary